UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 7, 2004

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

669 River Drive, Center 2 Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE

Item 8.01.     Other Events

     At WebMD’s 2004 Annual Meeting of Stockholders to be held on September 23, 2004, WebMD’s stockholders will be asked to vote on, among other things, proposals to approve amendments to WebMD’s Certificate of Incorporation to clarify the authority of WebMD’s Board of Directors to designate and authorize the issuance of one or more new series of preferred stock with voting powers. In WebMD’s Proxy Statement for the 2004 Annual Meeting, WebMD confirmed that these proposals are not part of a plan by its Board of Directors to adopt a series of amendments that may have an anti-takeover effect and noted that the Board did not have any intention to propose any anti-takeover measures using preferred stock. In addition, on September 7, 2004, WebMD’s Board of Directors adopted a resolution providing that it will not issue any preferred stock for the principal purpose of acting as an anti-takeover device without first obtaining stockholder approval. This Current Report on Form 8-K is being filed to report the adoption of that resolution.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION
Dated: September 7, 2004	By:	/s/ Lewis H. Leicher Lewis H. Leicher Senior Vice President

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